UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard, Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

(518) 782-7700

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 5, 2026, Plug Power Inc. (the “Company”) reconvened its special meeting of stockholders (the “Special Meeting”) at 10:00 a.m., Eastern Standard Time, with respect to the following proposals:

1.	The approval of an amendment to the Company’s amended and restated certificate of incorporation, as amended (the “Charter”), to adjust the voting requirements for certain future amendments to align with Section 242(d)(2) of the Delaware General Corporation Law (“Proposal 1”).

2.	The approval of an amendment to the Charter to increase the number of authorized shares of the Company’s common stock from 1,500,000,000 shares to 3,000,000,000 shares (“Proposal 2”).

Based on the preliminary tabulation of votes received as of the reconvened meeting date, approximately 39.63% and 49.40% of the outstanding shares of the Company's common stock voted in favor of Proposal 1 and Proposal 2, respectively. As the Company did not receive sufficient votes to approve Proposal 1 or Proposal 2, the Company further adjourned the Special Meeting to permit additional time to solicit proxies.

The Special Meeting is scheduled to reconvene at 4:00 p.m., Eastern Standard Time, on Tuesday, February 17, 2026. No other matters are expected to be presented for consideration at the adjourned Special Meeting other than the vote on Proposals 1 and 2.

The Company’s stockholders of record as of December 12, 2025 (the “Record Date”) are entitled to attend the adjourned Special Meeting and vote their shares using the same process in place for the originally scheduled Special Meeting, the details of which are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2025.

Proxies previously submitted will continue to be valid for the adjourned Special Meeting unless properly revoked or changed in accordance with the procedures described in the definitive proxy statement.

The Company encourages all stockholders as of the Record Date who have not yet voted to do so as soon as possible but no later than February 16, 2026 at 11:59 p.m., Eastern Standard Time.

Important Additional Information and Where to Find It
The Company has filed a definitive proxy statement and other relevant documents with the SEC in connection with the Special Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY because they contain important information about the matters to be voted on at the Special Meeting. Stockholders may obtain copies of these documents free of charge at the SEC’s website at www.sec.gov or on the Company’s website at www.plugpower.com.

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Special Meeting. Information about the Company’s directors and executive officers is outlined in the definitive proxy statement for the 2025 Annual Meeting of Stockholders, which was filed with the SEC on June 9, 2025, and information about their ownership of the Company’s stock is outlined in the definitive proxy statement for the Special Meeting filed with the SEC on December 12, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

February 5, 2026	By:	/s/ Paul Middleton
Paul Middleton
Chief Financial Officer